Cytokinetics Reports Second Quarter 2026 Financial Results and Provides Business Update

MYQORZO® (aficamten) Net Product Revenue of $25 Million

Full Results from ACACIA-HCM to be Presented in Hot Line Session at ESC;

Expect to Submit Supplemental NDA for Aficamten in Non-Obstructive HCM in Q4 2026

MYQORZO Launched in Germany, Approved in United Kingdom and

Regulatory Review Ongoing in Canada, Switzerland, Hong Kong and Taiwan

~$1.7 Billion in Cash, Cash Equivalents and Investments as of June 30, 2026

SOUTH SAN FRANCISCO, Calif., Aug. 6, 2026 - Cytokinetics, Incorporated (Nasdaq: CYTK) reported a management update and financial results for the second quarter of 2026.

“Our second quarter results demonstrate commercial launch momentum for MYQORZO alongside continued excellence for our development pipeline, both hallmarks of continued strong execution for our maturing business. In the U.S., we continued to build launch velocity evidenced by expanding physician adoption and increasing patient access. Internationally, we launched MYQORZO in Germany and laid the foundation for broadening access to aficamten by submitting reimbursement dossiers alongside regulatory filings advancing in multiple countries in Europe,” said Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “We look forward to sharing results from ACACIA-HCM later this month and submitting a supplemental NDA to the U.S. Food and Drug Administration in the fourth quarter. Having also secured additional capital during the recent quarter, we have the financial resources to invest in both the global commercialization of MYQORZO and the continued progression of our pipeline, positioning us well to maximize the potential of our specialty cardiology franchise.”

Q2 and Recent Highlights

Cardiac Muscle Programs

MYQORZO® (aficamten) (cardiac myosin inhibitor)

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Continued U.S. commercial launch of MYQORZO for adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM), with increasing physician and patient awareness of MYQORZO driven by both strong engagement and successful marketing campaigns.

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Continued to drive launch momentum for MYQORZO. As of June 30, 2026:

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Over 700 unique healthcare providers prescribed MYQORZO
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Approximately 1,500 patients were dispensed MYQORZO
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Over 80% of patients on therapy were on paid prescription

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Successfully brought MYQORZO to market in Germany in June.

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MYQORZO was granted marketing authorization across the United Kingdom by the Medicines and Healthcare products Regulatory Agency (MHRA) for the treatment of symptomatic (New York Heart Association, NYHA class II-III) oHCM in adult patients. At the same time, the National Institute for Health and Care Excellence (NICE) issued guidance recommending aficamten for use in England and Wales.

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MYQORZO received reimbursement approval, effective August 1, from The Dutch Ministry of Health in the Netherlands.

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Submitted 10 Health Technology Assessment (HTA) dossiers to support market access across Europe and expect to launch in more than five additional markets by the first half of 2027.

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Submitted New Drug Applications (NDA) for aficamten in Hong Kong and Taiwan under our collaboration with Sanofi. Aficamten was granted priority review designation by the Taiwan Food & Drug Administration. Regulatory filings for MYQORZO are also under review in Canada and Switzerland.

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Announced positive topline results from ACACIA-HCM, the pivotal Phase 3 clinical trial of aficamten in patients with symptomatic non-obstructive hypertrophic cardiomyopathy (nHCM).
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ACACIA-HCM met both dual primary endpoints, demonstrating statistically significant improvements from baseline to Week 36 in both Kansas City Cardiomyopathy Questionnaire (KCCQ) Clinical Summary Score and maximal exercise performance (peak VO2).
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Statistically significant improvements compared to placebo were also observed in key secondary endpoints.
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There were no new safety signals identified. Left ventricular ejection fraction (LVEF) <50% occurred in 10% of participants taking aficamten and in 1% of participants taking placebo while treatment interruptions due to LVEF <40% were rare. Two participants on aficamten experienced a serious adverse event of heart failure associated with LVEF <50%.

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The primary results from ACACIA-HCM will be presented in a Hot Line Session at the European Society of Cardiology (ESC) Congress in August 2026. We expect to file a Supplemental NDA for nHCM in Q4 2026.

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Advanced the ongoing clinical trials program for aficamten:
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Continued conduct of the Japan cohort of ACACIA-HCM. We expect to complete trial conduct in Q3 2026.
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Continued conduct of CAMELLIA-HCM, a Phase 3 clinical trial of aficamten in Japanese patients with oHCM. CAMELLIA-HCM is being conducted by Bayer in collaboration with Cytokinetics to support potential marketing authorization in Japan. We expect to complete trial conduct in Q3 2026.
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Recently completed patient enrollment in the adolescent cohort of CEDAR-HCM, a clinical trial of aficamten in a pediatric population with symptomatic oHCM.

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Presented new analyses at the ESC Heart Failure 2026 Congress from SEQUOIA-HCM, MAPLE-HCM and FOREST-HCM supporting previously published data related to the safety and efficacy of aficamten in oHCM.

omecamtiv mecarbil (cardiac myosin activator)

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Continued conduct of COMET-HF, a confirmatory Phase 3 clinical trial of omecamtiv mecarbil in patients with symptomatic heart failure with severely reduced ejection fraction. We expect to continue patient enrollment through 2026.

ulacamten (cardiac myosin inhibitor)

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Continued conduct of Cohort 1 of AMBER-HFpEF, a Phase 2 clinical trial of ulacamten in patients with symptomatic heart failure with preserved ejection fraction (HFpEF) with left ventricular ejection fraction (LVEF) ≥ 60%. We expect to complete patient enrollment in Cohort 1 in the second half of 2026.

CK-4015089 (CK-089, fast skeletal muscle troponin activator)

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Recently initiated the second Phase 1 randomized, double-blind, placebo-controlled single ascending dose clinical study of CK-4015089 (CK-089) in healthy human participants.

Pre-Clinical Development and Ongoing Research

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Continued pre-clinical development and research activities directed to additional muscle biology focused programs.

Q2 2026 Financial Results

Cash, Cash Equivalents and Investments

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As of June 30, 2026, the company had approximately $1.7 billion in cash, cash equivalents and investments compared to $1.1 billion at March 31, 2026.

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In the second quarter, the company completed a public offering of 11,338,028 shares of its common stock, including the underwriters’ exercise in full of their option to purchase additional shares, at a price of $71.00 per share. Net proceeds to the Company from the offering were approximately $760.1 million, after deducting underwriting discounts and commissions and offering expenses payable to the Company.

Revenues

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Total revenues for the second quarter of 2026 were $28.6 million, compared to $66.8 million for the same period in 2025. Total revenues in the second quarter of 2026 include:
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$25.3 million MYQORZO net product revenue, inclusive of $23.0 million from the U.S. and $2.3 million from Europe reflecting initial inventory purchased by distributors in Germany, and
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$3.3 million in collaboration revenue compared to $2.4 million for the same period in 2025.

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The second quarter of 2026 did not have any license and milestone revenues compared to $64.4 million in the second quarter of 2025.

Research and Development (R&D) Expenses

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R&D expenses for the second quarter of 2026 were $97.8 million, which included $15.9 million of non-cash stock-based compensation expense, compared to $110.1 million for the same period in 2025, which included $13.5 million of non-cash stock-based compensation expense. The decrease was primarily due to higher clinical trial activity, supply chain costs, and medical affairs activities in 2025 partially offset by higher personnel-related costs in 2026.

Selling, General and Administrative (SG&A) Expenses

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SG&A expenses for the second quarter of 2026 were $104.4 million, which included $19.8 million of non-cash stock-based compensation expense, compared to $65.7 million for the same period in 2025, which included $14.0 million of non-cash stock-based compensation expense. The increase was primarily due to costs associated with the commercial launch of MYQORZO and higher personnel-related costs, including stock-based compensation.

Cost of Goods Sold

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Cost of goods sold related to MYQORZO for the second quarter of 2026 was $2.7 million.

Collaboration Cost of Revenues

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Collaboration cost of revenues for the second quarter of 2026 was $2.9 million, compared to $2.4 million for the same period in 2025. Collaboration cost of revenues includes cost reimbursements as well as costs incurred in connection with manufacturing drug supplies for collaboration partners.

Net Income (Loss)

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Net loss for the second quarter of 2026 was $198.8 million, or $(1.50) per share, basic and diluted, compared to a net loss of $134.4 million, or $(1.12) per share, basic and diluted, for the same period in 2025.

2026 Financial Guidance

The company is updating its full year 2026 financial guidance:

	Prior guidance issued on February 24, 2026 and reiterated on May 5, 2026	Current guidance issued on August 6, 2026
GAAP combined R&D and SG&A Expense	$830 million to $870 million	$860 million to $890 million
Non-cash stock-based compensation expense included	$130 million to $120 million	$140 million to $130 million

in GAAP combined R&D and SG&A Expense

GAAP combined R&D and SG&A expense guidance increase is primarily driven by commercial readiness investments, prompted by the positive results from ACACIA-HCM, to support the potential 2027 launch of MYQORZO in nHCM.

The financial guidance does not include the effect of GAAP adjustments as may be caused by events that occur subsequent to publication of this guidance including, but not limited to, Business Development activities.

Conference Call and Webcast Information

Members of Cytokinetics’ senior management team will review the company’s second quarter 2026 results on a conference call today at 4:30 PM Eastern Time. The conference call will be simultaneously webcast and can be accessed from the Investors & Media section of Cytokinetics’ website at www.cytokinetics.com or directly at the following link: Cytokinetics Q2 2026 Earnings Conference Call. An archived replay of the webcast will be available via Cytokinetics’ website for six months.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology, and advancing a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics’ MYQORZO® (aficamten) is a cardiac myosin inhibitor approved in the U.S., China, Europe and the UK for the treatment of adults with symptomatic obstructive hypertrophic cardiomyopathy (oHCM). Following positive topline results in ACACIA-HCM, a Phase 3 clinical trial of aficamten in patients with non-obstructive HCM (nHCM), the company plans to submit a Supplemental New Drug Application in Q4 2026. Cytokinetics is also developing omecamtiv mecarbil, an investigational cardiac myosin activator for the potential treatment of patients with heart failure with severely reduced ejection fraction and ulacamten, an investigational cardiac myosin inhibitor for the potential treatment of heart failure with preserved ejection fraction, while continuing pre-clinical research and development in muscle biology.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on X, LinkedIn, Facebook and YouTube.

Disclaimer

Omecamtiv mecarbil, ulacamten and CK-089 are investigational medicines. They have not been approved nor determined to be safe or efficacious for any disease state or any indication by FDA or any other regulatory agency.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but not limited to, statements, express or implied, relating to the full results from ACACIA-HCM to be presented in a Hot Line Session at the European Society of Cardiology (ESC) Congress; our plans to submit a Supplemental NDA for aficamten in non-obstructive HCM in the fourth quarter of 2026, and the timing and outcome of any related regulatory review; our plans to launch MYQORZO in additional markets outside the U.S., including our expectation to launch in more than five additional markets by the first half of 2027, and the timing and outcome of pending regulatory and reimbursement reviews in Canada, Switzerland, Hong Kong, Taiwan and other jurisdictions, our or our partners’ research and development and commercial readiness activities, including the initiation, conduct, design, enrollment, progress, continuation, completion, timing and results of any of our clinical trials, including ACACIA-HCM (including its Japan cohort), CAMELLIA-HCM, COMET-HF, AMBER-HFpEF and CEDAR-HCM; the clinical meaningfulness, persuasiveness, or interpretation of the results of MAPLE-HCM, ACACIA-HCM or any of our other clinical trials, including for purposes of regulatory approval, labeling, or market acceptance, the results of long-term, secondary or exploratory analyses, our ability to announce the results of any of our clinical trials by any particular date, the timing of interactions with FDA or any other regulatory authorities in connection to any of our drug candidates and the outcomes of such interactions; statements related to our receipt of regulatory approvals for aficamten in any ex-US jurisdiction for any indication and by any particular date, statements relating to the potential patient population who could benefit from aficamten, omecamtiv mecarbil, ulacamten, CK-089 or any of our other drug candidates; statements related to the potential launch of MYQORZO in non-obstructive HCM in 2027; our full year 2026 financial guidance, including our combined GAAP research and development and selling, general and administrative expense guidance and related non-cash stock-based compensation expense estimates, and the assumptions underlying such guidance; statements relating to our ability to receive additional capital or other funding, including, but not limited to, our ability to meet any of the conditions relating to or to otherwise secure additional loan disbursements under any of our agreements with entities affiliated with Royalty Pharma or additional milestone payments from Sanofi or Bayer in connection with our collaborations for aficamten in China or Japan respectively; statements relating to our operating expenses or cash utilization for the remainder of 2026 or any other period, and statements relating to our cash balance at any particular date or the amount of cash runway such cash balances represent at any particular time. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to Cytokinetics’ need for additional funding and such additional funding may not be available on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval; patient enrollment for or conduct of clinical trials may be difficult or delayed; the FDA or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials; Cytokinetics may incur unanticipated research and development and other costs; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; and competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” in Cytokinetics’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements are not guarantees of future performance, and Cytokinetics’ actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

CYTOKINETICS® and the CYTOKINETICS C-shaped logo are registered trademarks of Cytokinetics in the U.S. and certain other countries.

MYQORZO® is a registered trademark of Cytokinetics in the U.S. and European Union.

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Contact:

Cytokinetics

Diane Weiser

Senior Vice President, Corporate Affairs

(415) 290-7757

Cytokinetics, Incorporated
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and short term investments	$ 1,165,686	$ 882,221
Other current assets	42,801	34,754
Total current assets	1,208,487	916,975
Long-term investments	538,317	335,048
Property and equipment, net	78,916	79,194
Operating lease right-of-use assets	72,896	75,979
Inventories, long-term	6,529	—
Other assets	19,406	17,341
Total assets	$ 1,924,551	$ 1,424,537
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 97,372	$ 105,615
Short-term operating lease liabilities	21,042	19,111
Current portion of convertible and long-term debt	27,358	41,181
Derivative liabilities measured at fair value	30,700	31,100
Deferred revenue	1,653	1,612
Other current liabilities	3,304	3,833
Total current liabilities	181,429	202,452
Term loan, net	248,202	246,384
Convertible notes, net	871,527	869,597
Liabilities related to revenue participation right purchase agreements, net	558,054	520,559
Long-term operating lease liabilities	102,426	107,970
Liabilities related to RPI Transactions measured at fair value	136,400	137,200
Total liabilities	2,098,038	2,084,162
Commitments and contingencies
Stockholders' deficit
Common stock	138	123
Additional paid-in capital	3,721,713	2,826,341
Accumulated other comprehensive (loss) income	(3,826)	630
Accumulated deficit	(3,891,512)	(3,486,719)
Total stockholders' deficit	(173,487)	(659,625)
Total liabilities and stockholders' deficit	$ 1,924,551	$ 1,424,537

Cytokinetics, Incorporated
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended		Six Months Ended June 30,
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenues:
Net product revenue	$ 25,334	$ —	$ 30,123	$ —
Collaboration revenues	3,290	2,416	5,927	3,995
License and milestone revenues	-	64,353	11,929	64,353
Total revenues	28,624	66,769	47,979	68,348
Operating expenses:
Research and development	97,807	110,138	193,332	208,400
Selling, general and administrative	104,397	65,721	209,293	123,090
Cost of goods sold	2,731	—	2,891	—
Collaboration cost of revenues	2,861	2,416	5,253	3,995
Total operating expenses	207,796	178,275	410,769	335,485
Operating loss	(179,172)	(111,506)	(362,790)	(267,137)
Interest and other expense, net	(14,654)	(11,084)	(29,173)	(19,952)
Non-cash interest expense on liabilities related to revenue participation right purchase agreements	(20,177)	(13,181)	(38,993)	(27,259)
Interest and other income, net	13,941	13,001	24,963	26,702
Change in fair value of derivative liabilities	(1,100)	3,000	400	2,600
Change in fair value of liabilities related to RPI Transactions	2,400	(14,600)	800	(10,700)
Net loss	$ (198,762)	$ (134,370)	$ (404,793)	$ (295,746)
Net loss per share — basic and diluted	$ (1.50)	$ (1.12)	$ (3.17)	$ (2.49)
Weighted-average number of shares used in computing net loss per share — basic and diluted	132,086	119,457	127,704	118,979